Exhibit 99.1

Annaly Capital Management, Inc. Reports Results for the 3rd Quarter 2012

NEW YORK--(BUSINESS WIRE)--November 5, 2012--Annaly Capital Management, Inc. (NYSE: NLY) today reported GAAP net income for the quarter ended September 30, 2012 of $224.8 million or $0.22 per average common share as compared to GAAP net loss of $921.8 million or $0.98 per average common share for the quarter ended September 30, 2011, and GAAP net loss of $91.2 million or $0.10 per average common share for the quarter ended June 30, 2012.

Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities and net loss on extinguishment of 4% Convertible Senior Notes Due 2015 (the “4% Convertible Notes”), net income for the quarter ended September 30, 2012, was $449.8 million or $0.45 per average common share as compared to $622.8 million or $0.65 per average common share for the quarter ended September 30, 2011, and $546.2 million or $0.55 per average common share for the quarter ended June 30, 2012.

During the quarter ended September 30, 2012, the Company disposed of $7.3 billion of investments, resulting in a realized gain of $142.2 million. During the quarter ended September 30, 2011, the Company disposed of $3.9 billion of investments, resulting in a realized gain of $91.7 million. During the quarter ended June 30, 2012, the Company disposed of $6.4 billion of investments, resulting in a realized gain of $94.8 million.

Common dividends declared for the quarters ended September 30, 2012, September 30, 2011, and June 30, 2012 were $0.50, $0.60, and $0.55 per common share, respectively. The Company distributes dividends based on its current estimate of taxable earnings per common share, not GAAP earnings. Taxable and GAAP earnings will typically differ due to items such as non-taxable unrealized and realized gains and losses, differences in premium amortization and discount accretion, and non-deductible general and administrative expenses.

The annualized dividend yield on the Company’s common stock for the quarter ended September 30, 2012, based on the September 30, 2012, closing price of $16.84, was 11.88%, as compared to 14.43% for the quarter ended September 30, 2011, and 13.11% for the quarter ended June 30, 2012.

During the quarter ended September 30, 2012, the Company issued 18.4 million shares of 7.50% Series D Cumulative Redeemable Preferred Stock for net proceeds of $445.5 million.

During the quarter ended September 30, 2012, the Company repurchased approximately $280.7 million of the outstanding $600.0 million of its 4.00% Convertible Senior Notes for $357.2 million. The 4% Convertible Senior Notes are convertible into shares of common stock at a conversion rate that increases as the Company pays dividends. As a result, this repurchase will reduce future dilution to common shareholders.

On a GAAP basis, the Company produced an annualized return on average equity for the quarter ended September 30, 2012 of 5.39% and an annualized loss on average equity for the quarters ended September 30, 2011 and June 30, 2012 of 24.65% and 2.26%, respectively. Without the effect of the unrealized gains or losses on interest rate swaps and Agency interest-only mortgage-backed securities and net loss on extinguishment of 4% Convertible Senior Notes, the Company provided an annualized return on average equity for the quarters ended September 30, 2012, September 30, 2011, and June 30, 2012, of 10.78%, 16.66% and 13.56%, respectively.

Wellington Denahan-Norris, Chief Executive Officer of Annaly, commented on the Company’s results. “The active involvement of policymakers in the mortgage market, particularly the Federal Reserve’s latest, open-ended, large scale asset purchase program, has introduced unique challenges for all investors. These policy decisions will have consequences in a wide range of markets, not just Agency mortgage-backed securities. We continue to pursue a conservative stance in these conditions, as we assess relative value opportunities across asset classes, on both sides of our balance sheet and throughout our business.”

For the quarter ended September 30, 2012, the annualized yield on average interest-earning assets was 2.54% and the annualized cost of funds on average interest-bearing liabilities, including the net interest payments on interest rate swaps, was 1.52%, which resulted in an average interest rate spread of 1.02%. This was a 106 basis point decrease from the 2.08% annualized interest rate spread for the quarter ended September 30, 2011, and a 52 basis point decrease from the 1.54% average interest rate spread for the quarter ended June 30, 2012. At September 30, 2012, the weighted average yield on investment securities was 2.79% and the weighted average cost of funds on borrowings, including the net interest payments on interest rate swaps, was 1.55%, which resulted in an interest rate spread of 1.24%. Leverage at September 30, 2012, September 30, 2011, and June 30, 2012 was 6.0:1, 5.5:1 and 6.0:1, respectively.

Fixed-rate Agency mortgage-backed securities and debentures comprised 93% of the Company’s portfolio at September 30, 2012. Adjustable-rate Agency mortgage-backed securities and debentures comprised 7% of the Company’s portfolio. At September 30, 2012, the Company had entered into interest rate swaps with a notional amount of $46.7 billion, or 38% of the Company’s Agency mortgage-backed securities and debentures. Changes in the unrealized gains or losses on the interest rate swaps are reflected in the Company’s consolidated statements of comprehensive income. The purpose of the interest rate swaps is to mitigate the risk of rising interest rates that affect the Company’s cost of funds. Since the Company receives a floating rate on the notional amount of the swaps, the intended effect of the swaps is to lock in a spread relative to the cost of financing. As of September 30, 2012, the swap portfolio had a weighted average pay rate of 2.23%, a weighted average receive rate of 0.27% and weighted average years to maturity of 4.93 years. As of September 30, 2012, substantially all of the Company’s Investment Securities were Fannie Mae, Freddie Mac and Ginnie Mae mortgage-backed securities and debentures.

The following table summarizes portfolio information for the Company:

	September 30, 2012	September 30, 2011	June 30, 2012
Leverage at period-end	6.0:1	5.5:1	6.0:1
Fixed-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	93%	90%	92%
Adjustable-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	7%	9%	7%
Floating-rate Agency mortgage-backed securities and debentures as a percentage of portfolio	-	1%	1%
Notional amount of interest rate swaps as a percentage of Investment Securities	38%	40%	41%
Annualized yield on average interest-earning assets during the quarter	2.54%	3.71%	3.04%
Annualized cost of funds on average interest-bearing liabilities during the quarter	1.52%	1.63%	1.50%
Annualized interest rate spread during the quarter	1.02%	2.08%	1.54%
Weighted average yield on investment securities at period-end	2.79%	3.58%	3.17%
Weighted average cost of funds on interest-bearing liabilities at period-end	1.55%	1.62%	1.58%
Interest rate spread at period-end	1.24%	1.96%	1.59%
Weighted average days to maturity on interest-bearing liabilities at period-end	220	130	216
Weighted average receive rate on interest rate swaps at period-end	0.27%	0.25%	0.30%
Weighted average pay rate on interest rate swaps at period-end	2.23%	2.57%	2.29%

The following table summarizes certain characteristics of the Company’s interest rate swaps as of September 30, 2012:

Maturity	Current Notional	Weighted Average Pay Rate	Weighted Average Receive Rate	Weighted Average Years to Maturity
	(dollars in thousands)
0 - 3 years	$17,758,800	2.26%	0.28%	1.97
3 - 6 years	20,273,660	1.85%	0.26%	3.95
6 - 10 years	4,650,000	2.80%	0.29%	7.71
Greater than 10 years	4,064,250	3.37%	0.26%	19.59
Total / Weighted Average	$46,746,710	2.23%	0.27%	4.93

The following table presents the maturities of repurchase agreements at September 30, 2012:

Maturity	Principal Balance	Weighted Average Rate
(dollars in thousands)
Within 30 days	$30,820,191	0.43%
30 to 59 days	18,726,669	0.43%
60 to 89 days	4,795,439	0.41%
90 to 119 days	11,309,846	0.49%
Over 120 days(1)	35,381,001	0.93%
Total	$101,033,146	0.61%
(1)	Of the total repurchase agreements, approximately 11% have a remaining maturity over 1 year.

The Constant Prepayment Rate for the quarters ended September 30, 2012, September 30, 2011, and June 30, 2012 was 20%, 18% and 19%, respectively. The weighted average purchase price of the Company’s Agency mortgage-backed securities and debentures at September 30, 2012, September 30, 2011 and June 30, 2012 was 103.7%, 102.3% and 103.2%, respectively. The net amortization of premiums and accretion of discounts on Agency mortgage-backed securities and debentures for the quarters ended September 30, 2012, September 30, 2011, and June 30, 2012 was $455.8 million, $201.0 million, and $302.8 million, respectively. The total net premium and discount balance at September 30, 2012, September 30, 2011, and June 30, 2012, was $5.4 billion, $3.4 billion, and $4.5 billion, respectively.

General and administrative expenses as a percentage of average assets was 0.19%, 0.24% and 0.21% for the quarters ended September 30, 2012, September 30, 2011, and June 30, 2012, respectively. At September 30, 2012, September 30, 2011, and June 30, 2012, the Company had a common stock book value per share of $16.60, $16.22 and $16.23, respectively.

At September 30, 2012, September 30, 2011, and June 30, 2012, the Company’s wholly-owned registered investment advisors had under management approximately $12.8 billion, $12.2 billion and $12.4 billion in net assets, respectively, and $20.0 billion, $21.8 billion and $20.5 billion in gross assets, respectively. For the quarters ended September 30, 2012, September 30, 2011, and June 30, 2012, investment advisory and other fee income was $21.0 million, $20.8 million and $21.9 million, respectively.

Annaly’s principal business objective is to generate net income for distribution to its shareholders from its Investment Securities and from dividends it receives from its subsidiaries.

The Company will hold the 2012 third quarter earnings conference call on November 6, 2012 at 9:00 a.m. EDT. The number to call is 877-883-0383 for domestic calls and 412-902-6506 for international calls. The conference passcode is 5452041. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10019907. The replay is available for 48 hours after the earnings call. There will be a web cast of the call on www.annaly.com. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investor Relations, then select Email Alerts and complete the email notification form.

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements which are based on various assumptions (some of which are beyond our control) may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability of mortgage-backed securities and other securities for purchase, the availability of financing and, if available, the terms of any financing, changes in the market value of our assets, changes in business conditions and the general economy, our ability to consummate any contemplated investment opportunities, changes in government regulations affecting our business, our ability to maintain our qualification as a REIT for federal income tax purposes, our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended, and risks associated with the broker-dealer business of our subsidiary, and risks associated with the investment advisory business of our subsidiaries, including the removal by clients of assets they manage, their regulatory requirements and competition in the investment advisory business. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION (dollars in thousands, except share and per share data)

	September 30, 2012 (Unaudited)	June 30, 2012 (Unaudited)	March 31, 2012 (Unaudited)	December 31, 2011(1)	September 30, 2011 (Unaudited)
ASSETS

Cash and cash equivalents	$2,264,854	$924,374	$932,761	$994,198	$3,473,866
Reverse repurchase agreements	1,612,384	2,025,471	2,540,601	860,866	360,315
Investments, at fair value:
U.S. Treasury Securities	2,242,039	1,998,363	2,622,714	928,547	172,892
Securities borrowed	1,602,692	1,465,327	1,122,453	928,732	1,052,810
Agency mortgage-backed securities	129,597,714	118,500,649	110,291,712	104,251,055	106,588,710
Agency debentures	2,935,538	1,250,506	1,499,127	889,580	824,092
Investments in affiliates	224,899	203,057	225,818	211,970	209,374
Equity securities	-	-	4,470	3,891	3,929
Corporate debt, held for investment	64,928	60,638	50,806	52,073	27,988
Receivable for investments sold	470,266	1,320,996	454,278	-	402,817
Accrued interest and dividends receivable	434,026	420,390	418,489	409,023	410,862
Receivable from Prime Broker	3,272	3,272	3,272	3,272	3,272
Receivable for advisory and service fees	20,271	20,743	19,608	19,550	19,656
Intangible for customer relationships	9,146	9,714	10,281	10,807	11,531
Goodwill	55,417	55,417	55,417	42,030	42,030
Other derivative contracts, at fair value	559	3,717	321	113	1,450
Other assets	38,595	41,937	29,412	24,295	26,112

Total assets	$141,576,600	$128,304,571	$120,281,540	$109,630,002	$113,631,706

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
U.S. Treasury Securities sold, not yet purchased, at fair value	$1,418,750	$1,884,922	$2,577,905	$826,912	$549,505
Repurchase agreements	101,033,146	96,760,797	91,720,865	84,097,885	86,495,905
Securities loaned, at fair value	1,248,968	1,113,107	876,849	804,901	907,061
Payable for investments purchased	16,107,038	7,387,410	5,708,412	4,315,796	5,852,986
Convertible Senior Notes	999,749	1,245,915	524,420	539,913	557,045
Accrued interest payable	181,502	174,819	129,108	138,965	128,371
Dividends payable	487,237	535,898	534,401	552,806	581,752
Interest rate swaps, at fair value	2,926,461	2,822,264	2,211,048	2,552,687	2,540,558
Accounts payable and other liabilities	83,086	94,853	57,927	7,223	74,837

Total liabilities	124,485,937	112,019,985	104,340,935	93,837,088	97,688,020

6.00% Series B Cumulative Convertible Preferred Stock: 4,600,000 shares authorized, 0, 0, 0, 1,331,849, and 1,389,249, shares issued and outstanding, respectively	-	-	-	32,272	33,664

Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock: 12,650,000, 12,650,000, 0, 0, and 0 authorized, respectively, 12,000,000, 12,000,000, 0, 0, and 0 issued and outstanding, respectively	290,514	290,514	-	-	-
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000, 0, 0, 0, and 0 authorized, issued and outstanding, respectively	445,457	-	-	-	-
Common stock, par value $.01 per share, 1,956,937,500, 1,975,337,500, 1,956,937,500, 1,987,987,500, and 1,987,987,500 authorized, respectively, 974,799,779, 974,684,401, 974,325,338, 970,161,647, and 969,913,060 issued and outstanding, respectively	9,748	9,747	9,743	9,702	9,699
Additional paid-in capital	15,144,200	15,168,020	15,127,882	15,068,870	15,042,361
Accumulated other comprehensive income	4,069,607	3,413,320	2,766,430	3,008,988	3,073,488
Accumulated deficit	(3,045,951)	(2,774,103)	(2,140,538)	(2,504,006)	(2,392,614)

Total stockholders’ equity	17,090,663	16,284,586	15,940,605	15,760,642	15,910,022
Total liabilities, Series B Cumulative Convertible Preferred Stock and stockholders’ equity	$141,576,600	$128,304,571	$120,281,540	$109,630,002	$113,631,706

(1)	Derived from the audited consolidated financial statements at December 31, 2011.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED) (dollars in thousands, except share and per share data)

	For the quarters ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2012	2012	2012	2011	2011
Interest income:
Investments	$754,096	$876,229	$850,959	$844,874	$926,558
U.S. Treasury Securities	4,588	7,397	1,418	1,082	2,302
Securities loaned	2,581	2,698	2,518	1,744	1,942
Total interest income	761,265	886,324	854,895	847,700	930,802

Interest expense:
Repurchase agreements	158,150	139,579	113,914	114,989	109,014
Convertible Senior Notes	18,026	18,965	14,727	12,552	8,798
U.S. Treasury Securities sold, not yet purchased	3,739	5,801	2,644	1,214	2,109
Securities borrowed	1,978	2,098	2,060	1,378	1,496
Total interest expense	181,893	166,443	133,345	130,133	121,417

Net interest income	579,372	719,881	721,550	717,567	809,385

Other income (loss):
Investment advisory and other fee income	21,034	21,929	20,766	20,460	20,828
Net gains (losses) on disposal of investments	142,172	94,837	80,299	80,657	91,668
Net loss on extinguishment of Convertible Senior Notes	(87,328)	-	-	-	-
Dividend income from affiliates	7,097	6,621	7,521	8,283	8,706
Net gains (losses) on trading assets	1,368	1,105	5,256	6,356	1,942
Net unrealized gains (losses) on interest-only Agency mortgage- backed securities	(33,563)	(26,103)	30,877	(67,612)	(39,321)
Income from underwriting	-	-	-	19	2,772
Subtotal	50,780	98,389	144,719	48,163	86,595
Realized gains (losses) on interest rate swaps(1)	(224,272)	(222,002)	(219,340)	(227,638)	(231,849)
Realized gain (loss) on termination of interest rate swaps	-	-	(2,385)	-	-
Unrealized gains (losses) on interest rate swaps	(104,197)	(611,215)	341,639	(12,139)	(1,505,333)
Subtotal	(328,469)	(833,217)	119,914	(239,777)	(1,737,182)
Total other income (loss)	(277,689)	(734,828)	264,633	(191,614)	(1,650,587)

Expenses:
Compensation expense	52,310	53,536	59,014	54,340	57,629
Other general and administrative expenses	10,694	11,020	8,901	8,754	7,565
Total general and administrative expenses	63,004	64,556	67,915	63,094	65,194

Income before income taxes	238,679	(79,503)	918,268	462,859	(906,396)

Income taxes	(13,921)	(11,656)	(16,462)	(17,297)	(15,417)

Net income (loss)	224,758	(91,159)	901,806	445,562	(921,813)

Dividends on preferred stock	9,367	6,508	3,938	4,148	4,172

Net income (loss) available (related) to common shareholders	$215,391	($97,667)	$897,868	$441,414	($925,985)

Net income (loss) per share available (related) to common shareholders:
Basic	$0.22	($0.10)	$0.92	$0.46	($0.98)
Diluted	$0.22	($0.10)	$0.89	$0.44	($0.98)

Weighted average number of common shares outstanding:
Basic	974,729,078	974,555,392	971,727,701	970,056,491	948,545,975
Diluted	997,007,829	974,555,392	1,010,588,609	1,011,495,682	948,545,975

Net income (loss)	$224,758	($91,159)	$901,806	$445,562	($921,813)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	798,269	741,727	(162,259)	16,157	1,115,325
Reclassification adjustment for net (gains) losses included in net income (loss)	(141,982)	(94,837)	(80,299)	(80,657)	(91,668)
Other comprehensive income (loss)	656,287	646,890	(242,558)	(64,500)	1,023,657
Comprehensive income (loss)	$881,045	$555,731	$659,248	$381,062	$101,844

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (UNAUDITED) (dollars in thousands, except share and per share data)

	For the nine months ended
	September 30, 2012	September 30, 2011
Interest income:
Investments	$2,481,284	$2,713,141
U.S. Treasury Securities	13,403	13,624
Securities loaned	7,797	5,153
Total interest income	2,502,484	2,731,918

Interest expense:
Repurchase agreements	411,643	311,780
Convertible Senior Notes	51,718	22,465
U.S. Treasury Securities sold, not yet purchased	12,184	11,867
Securities borrowed	6,136	4,081
Total interest expense	481,681	350,193

Net interest income	2,020,803	2,381,725

Other income (loss):
Investment advisory and other fee income	63,729	58,745
Net gains (losses) on disposal of investments	317,308	126,189
Net loss on extinguishment of Convertible Senior Notes	(87,328)	-
Dividend income from affiliates	21,239	23,233
Net gains (losses) on trading assets	7,729	15,042
Net unrealized gains (losses) on interest-only Agency mortgage- backed securities	(28,789)	(39,045)
Income from underwriting	-	5,599
Subtotal	293,888	189,763
Realized gains (losses) on interest rate swaps(1)	(665,614)	(654,757)
Realized gain (loss) on termination of interest rate swaps	(2,385)	-
Unrealized gains (losses) on interest rate swaps	(373,773)	(1,802,968)
Subtotal	(1,041,772)	(2,457,725)
Total other income (loss)	(747,884)	(2,267,962)

Expenses:
Compensation expense	164,860	151,911
Other general and administrative expenses	30,615	22,339
Total general and administrative expenses	195,475	174,250
Income before income taxes and income from equity method investment in affiliate	1,077,444	(60,487)

Income taxes	(42,039)	(41,754)

Income (loss) from equity method investment in affiliate	-	1,140

Net income (loss)	1,035,405	(101,101)

Dividends on preferred stock	19,813	12,706

Net income (loss) available (related) to common shareholders	$1,015,592	($113,807)

Net income (loss) per share available (related) to common shareholders:
Basic	$1.04	($0.14)
Diluted	$1.00	($0.14)

Weighted average number of common shares outstanding:
Basic	973,674,586	841,912,810
Diluted	1,035,365,251	841,912,810

Net income (loss)	$1,035,405	($101,101)
Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	1,377,737	2,020,737
Unrealized losses on interest rate swaps	-	14,298
Reclassification adjustment for net (gains) losses included in net income (loss)	(317,118)	(126,189)
Other comprehensive income (loss)	1,060,619	1,908,846
Comprehensive income (loss)	$2,096,024	$1,807,745

(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

CONTACT:
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
www.annaly.com